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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                    _____________

                                       FORM 8-K

                                    CURRENT REPORT



                        Pursuant to Section l3 or l5(d) of the
                           Securities Exchange Act of l934


           Date of Report (Date of earliest event reported)  June 13, 1997
                                                          ---------------

                               VISUAL EDGE SYSTEMS INC.
                               ------------------------
                (Exact name of registrant as specified in its charter)



        Delaware                 0-20995                       13-377-8895
------------------------------------------------------------------------------
  (State of other juris-        Commission                   (I.R.S. Employer
diction of incorporation)       File Number)                 Identification No.)


 2424 North Federal Highway, Suite 100, Boca Raton, FL          33431
---------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)


                                    (561) 750-7559
                                    --------------
                 (Registrant's telephone number, including area code)

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Item 5. Other Events.

    On June 13, 1997, Visual Edge Systems Inc. (the "Company") arranged a three year $7.5 million debt and convertible equity facility with a group of investment funds advised by an affiliate of Hunt Sports Group, a sports and entertainment management company controlled by the Lamar Hunt family of Dallas, Texas. The Company issued and sold to Infinity Investors Limited, Infinity Emerging Opportunities Limited, Sandera Partners, L.P. and Lion Capital Partners, L.P. (collectively, the "Funds") the following securities pursuant to the Bridge Securities Purchase Agreement, dated as of June 13, 1997 (the "Bridge Agreement"), among the Company and the Funds: (i) 8.25% unsecured convertible bridge notes in the aggregate principal amount of $7,500,000 with a maturity date of three years from the date of issuance (the "Bridge Notes"), which Bridge Notes are convertible into shares of Common Stock (the "Note Conversion Shares") at any time and from time to time commencing January 1, 1998 at the option of the holder thereof; (ii) 93,677 shares of Common Stock, par value $.01 per share (the "Grant Shares"); and (iii) five-year warrants (the "Warrants") to purchase 100,000 shares of Common Stock (the "Warrant Shares") with an exercise price equal to $10.675. Such Warrants are redeemable commencing October 1, 1998, based on a 20-day minimum closing bid price, at a redemption price equal to $.10 per share. The Funds payed an aggregate of $ 7,474,438 to the Company for the Bridge Notes, Grant Shares and Warrants.

    Pursuant to the Bridge Agreement, the Company will issue additional Grant Shares (the "Additional Grant Shares") to the Funds in the event that the closing bid price of the Common Stock for each trading day during any consecutive 10 trading days from June 13, 1997 (the "Closing Date") through December 31, 1997 does not equal at least $10.00 per share. In the event that any Additional Grant Shares are issued, the exercise price of the Warrants will be adjusted so that the value of the Warrants (using a Black -Scholes or similar model) equals the value of the Warrants as of the Closing Date.

    Interest payments on the Bridge Notes will, at the option of the Company, be payable in cash or in shares of Common Stock. Effective January 1, 1998, the aggregate outstanding principal amount of Bridge Notes exceeding $2,500,000 will be automatically exchanged for an number of shares of Convertible Preferred Stock with an aggregate liquidation preference equal to the principal amount of Bridge Notes so exchanged and with terms substantially identical to the Notes, which Preferred Stock is convertible into shares of Common Stock (the "Stock Conversion Shares"). In addition, if the Company elects to redeem its redeemable warrants issued on July 24, 1997 in connection with the Company's initial public offering of Common Stock, the Company must redeem at least $5,000,000 principal amount of the Bridge Notes with the net proceeds of such redemption.

    In connection with the sale of the Note Conversion Shares, Stock Conversion Shares, Grant Shares, Warrant Shares and Additional Grant Shares (collectively, the "Securities") to the Funds, the Company granted to the Funds registration rights covering the Securities. As soon as

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practicable after July 24, 1997, the Company is obligated to file a registration statement covering the sale of the Grant Shares. In addition, on or before November 15, 1997, the Company is obligated to file a registration statement covering the sale of the Note Conversion Shares, Stock Conversion Shares,
Warrant Shares and Additional Grant Shares.

    The Company also agreed, pursuant to the Bridge Agreement, that the proceeds from the issuance and sale of the Securities by the Company must be used, in part, to repay the remaining outstanding balance due and owing on the Company's $3,500,000 line of credit with Barnett Bank. Further, the Company agreed to certain covenants, including limitations on the amount of capital expenditures and minimum limits of net worth.

    The Company will also begin to explore potential business opportunities with Hunt Sports Group.

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Item 7.  Financial Statements and Exhibits.

(c) Exhibits

 99.1 Bridge Securities Purchase Agreement, dated as of June 13, 1997, among the Company and Infinity Investors Limited, Infinity Emerging Opportunities Limited, Sandera Partners, L.P. and Lion Capital Partners, L.P. (collectively, the "Funds")

 99.2 Registration Rights Agreement, dated as of June 13, 1997, among the Company and the Funds

 99.3 Transfer Agent Agreement, dated as of June 13, 1997, among the Company, the Funds and American Stock Transfer & Trust Company

 99.4    Form of Common Stock Purchase Warrant

 99.5    Form of  Convertible Note

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                                      SIGNATURES
                                      ----------

         Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               VISUAL EDGE SYSTEMS INC.
                               ------------------------
                                     (Registrant)


                   By:
                      ------------------------------
                      Earl T. Takefman
                      Chief Executive Officer



Date:  June 23, 1997

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                                    EXHIBIT INDEX


 No.
 ----

 99.1 Bridge Securities Purchase Agreement, dated as of June 13, 1997, among the Company and Infinity Investors Limited, Infinity Emerging Opportunities Limited, Sandera Partners, L.P. and Lion Capital Partners, L.P. (collectively, the "Funds")

 99.2 Registration Rights Agreement, dated as of June 13, 1997, among the Company and the Funds

 99.3 Transfer Agent Agreement, dated as of June 13, 1997, among the Company, the Funds and American Stock Transfer & Trust Company


 99.4    Form of  Common Stock Purchase Warrant

 99.5    Form of  Convertible Note